UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2009

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2009, Rex Energy Corporation (the “Company”) entered into a Third Amendment to Credit Agreement with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto (the “Third Amendment”). The Third Amendment is effective as of April 20, 2009 and amends certain provisions of the Company’s senior credit facility entered into on September 28, 2007, as amended by the First Amendment to Credit Facility, entered into on April 14, 2008, and the Second Amendment to Credit Facility, entered into on January 5, 2009.

The Third Amendment provides that the borrowing base under the Company’s senior credit facility of $80 million will remain in effect until the next borrowing base re-determination date. Effective March 24, 2009, the borrowing base under the senior credit facility was decreased from $90 million to $80 million as a result of the sale of the Company’s oil and gas properties located in the states of New Mexico and Texas.

In addition, the Third Amendment amends the borrowing base utilization grid in the definition of “Alternate Base Rate.” The revised borrowing base utilization grid increases the margin interest rate for Eurodollar loans from a range of 1.00% to 1.75% per annum to a range of 1.75% to 2.50% per annum, increases the base margin interest rate from a set rate of 0.5% per annum to a range of 0.5% to 1.250% per annum, and increases the unused commitment fee rate from a range of 0.25% to 0.375% per annum to a range of 0.375% to 0.5% per annum. Rates charged from time to time under the borrowing base utilization grid within each applicable range are determined by the Company’s percentage of utilization of the then established borrowing base.

The foregoing description of the Third Amendment and the senior credit facility, as amended, is qualified in its entirety by reference to the complete text of the agreements. A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the senior credit facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on October 3, 2007, a copy of the First Amendment to Credit Facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 17, 2008, and a copy of the Second Amendment to Credit Facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on January 9, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title
10.1	Third Amendment to Credit Agreement, effective as of April 20, 2009, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, and The Lenders Signatory Thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

Date: April 27, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Third Amendment to Credit Agreement, effective as of April 20, 2009, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, and The Lenders Signatory Thereto.